EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 5/16/08
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	0.66%	1.61%	13.34%
Class B Units	0.65%	1.57%	12.97%
* Subject to independent verification

COMMENTARY FOR THE WEEK ENDED MAY 16, 2008

Grant Park posted trading profits during the past week.  The portfolio registered gains in the currency and fixed income sectors, and experienced minor setbacks in the grains and equity indices markets.

As has occurred for most of 2008, the currency portion of the portfolio was primarily driven by moves in the U.S. dollar this past week.  Grant Park’s short dollar positions—against the Mexican peso, Australian dollar, and Turkish lira—earned strong profits on a late-week dip in the greenback.  The decline was the result of this month’s newly released U.S. consumer confidence figures, which fell to levels that haven’t been seen since the recession of 1980.  Many traders in the currency markets took the news as a precursor that the turnaround of the U.S. economy may be further away than expected and that further rate cuts by the Fed could be somewhere on the horizon.  Poor results in U.S. Retail Sales, the NY Fed Manufacturing Index, and the NAHB Homebuilders’ Index further contributed to the weakening of the dollar.

Strong international economic data fared well this month for Grant Park’s fixed income positions.  The portfolio’s short Euribor positions (the European Inter-bank Offering Rate) were among the biggest winners for the sector.  Prices in the Euribor dropped last week as Q1 GDP across Europe rose 0.7%, signaling that the European Economy may be on an upswing.  Further adding to the Euribor’s dip, was the perception that positive European GDP results greatly reduced the likelihood of a rate cut from the European Central Bank.  Short positions in various Asian fixed income products, mainly Japanese Government Bonds, registered gains as well.  A strong rally in Japanese equity indices spurred renewed confidence in the Asian markets and caused many investors to liquidate their more risk averse JGB positions.

Grant Park experienced some setbacks in the softs/agriculturals markets this past week, where losses were primarily limited to the corn markets.  Prices on July 2008 corn broke sharply last week, dropping 38.25 cents from the previous week’s close.  Improved weather forecasts in the Midwest, which will allow farmers back into their fields to plant, and short-term technical selling, contributed to last week’s downturn.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE.  HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website:  www.dearborncapital.com
e-mail: funds@dearborncapital.com

Finally, the portfolio registered minor losses in international equity indices.  Although fruitful for Grant Park’s fixed income positions, a strong rally in Japan’s Nikkei 225 index moved against the portfolio’s short equity positions.  Analysts familiar with the markets had mixed reviews on whether last week’s moves were due to technical buying or due to fundamental factors such as better than expected Japanese GDP figures or firmness in Asian financial markets in spite of the earthquake that struck China earlier this month.  Breaching 4-month highs mid-week, Nikkei futures finished the week up 4.28% over last week’s close.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE.  HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website:  www.dearborncapital.com
e-mail: funds@dearborncapital.com